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                                   EXHIBIT F

                                    [GRAPHIC]

                                    AIRSOPURE
                              DEVELOPMENT AGREEMENT
                                  VERSION 1/00

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                                    DEVELOPER


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                                     STREET

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                      CITY STATE                   ZIP

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                                  PHONE NUMBER

Date of this Agreement:
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THIS DEVELOPMENT AGREEMENT (the "Agreement") is made and entered into by and between Airsopure International Group, Inc., a Nevada corporation (hereinafter referred to as "Airsopure") and the Developer written in above (hereinafter referred to as "You"). Either party or both parties respectively may be referred to as "Party" or "Parties."

                                    RECITALS

WHEREAS, Airsopure has acquired the right to develop and as a result of the expenditure of time, skill, effort and money has developed, a unique and distinctive system relating to the establishment and operation of retail and direct marketing centers under the mark "Airsopure" which specialize in the sale of residential air purification systems and other products (the "System");

WHEREAS, the distinguishing characteristics of the System include, without limitation, distinctive exterior and interior design, decor, uniform standards, specifications and procedures for operations; quality and uniformity of products and services offered; procedures for inventory and management control; training and assistance; and advertising and promotional programs; all of which may be changed, improved and further developed by Airsopure from time to time;

WHEREAS, Airsopure identifies the System by means of certain trade names, service marks, trademarks, symbols, logos, emblems and indicia of origin, including, but not limited to, the mark "Airsopure" and such other trade names, service marks (including but not limited to "The Essence of Clean Air"), and trademarks as Airsopure may develop in the future to identify for the public the source of services and products marketed under these marks and under the System and representing the System's high standards of quality, products and services (collectively, the "Proprietary Marks"); and

WHEREAS, You wish to obtain the right to develop Airsopure Centers (the "Center(s)") under the System within the geographic territory described in this Agreement, under the terms and conditions of this Agreement;

NOW, THEREFORE, the Parties, in consideration of the mutual undertakings and commitments set forth herein, the receipt and sufficiency of which are hereby acknowledged, agree as follows:

1. GRANT

A. Airsopure hereby grants to You and You hereby accept, pursuant to the terms and conditions of this Agreement, the right and obligation to develop Centers solely within the geographic area described below (the "Development Territory"), such development rights to be exercised according to Section 3.A. and according to the development schedule in Section 3.B.1. (the "Development Schedule").

The Territory shall be:

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B. Except as otherwise provided in this Agreement and any franchise agreement between You and Airsopure, and subject to Your full compliance with this Agreement, Airsopure shall not establish or authorize any other person or entity, other than You, to establish, a Center in the


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Development Territory during the term of this Agreement.

C. This agreement is not a franchise agreement and does not grant to You any right or franchise to operate a Center or any right to use or any interest in the Proprietary Marks or the System.

2. DEVELOPMENT FEE

A. In consideration for the development rights granted to You herein and the rights granted to You under separate Franchise Agreements, You shall pay to Airsopure, upon execution of this Agreement, a non-refundable Development Fee equal to $25,000.00 for the first Center, plus $10,000.00 for each subsequent Center to be developed hereunder after the initial Center. Pursuant to the Development Schedule set forth in Section 3.B., the total Development Fee is

$
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B. Application of Development Fee

The Development Fee shall be applied to the initial Franchise Fees under separate franchise agreements payable with respect to each Center opened hereunder as follows:

      1. For the initial Center to be developed under this Agreement, $25,000.00 of the Development Fee shall be applied to the initial franchise fee of $25,000.00 due upon execution of the franchise agreement for the initial Center;

      2. For each additional Center to be developed under this Agreement, $10,000.00 of the Development Fee shall be applied to the initial franchise fee of $25,000.00 due upon the execution of each applicable franchise agreement, and the balance shall be paid out of Your separate funds.

C. All franchise fees shall be nonrefundable except as otherwise provided in the respective franchise agreement (as defined in Section 3.A. below).

3. SCHEDULE AND MANNER FOR EXERCISING DEVELOPMENT RIGHTS

A. You shall exercise the development rights granted hereunder only by entering into a separate franchise agreement with Airsopure for each Center for which a development right is granted. Airsopure correct form of franchise agreement is attached as Exhibit C (the "Franchise Agreement"). Upon execution of this Agreement, You shall execute and deliver a Franchise Agreement for the first Center to be developed hereunder. You shall additionally execute the form of franchise agreement then being used by Airsopure for new franchisees operating under the System, with respect to each subsequent Center developed hereunder, but not later than 4 months prior to the projected opening date of the applicable Center. These subsequent forms of franchise agreements shall also be included in the term "franchise agreements", as used herein.

B. 1. Development Schedule
Acknowledging that time is of the essence, You agree to exercise Your development rights according to Section 3.A. and according to the Development Schedule below, which schedule designates the number of Centers in the Development Territory to be established and in operation by You upon the expiration of each of the designated development periods (the "Development Periods"):

                               Cumulative Total Number of
                               Centers located in the
Expiration Date of             Territory Which You Shall
Development Period             Have Open and in Operation

A.
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B.
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C.
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D.
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E.
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F.
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G.
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H.
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During any of the Development Periods set forth above, subject to the terms and conditions of this Agreement, You may develop more than the total minimum number of Centers which You are required to develop during that Development Period. Any Centers developed during a Development Period in excess of the minimum number of Centers required to be developed upon expiration of that Development Period shall be applied to satisfy Your development obligation during the next succeeding Development Period,


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if any. Notwithstanding the above, You shall not have open and in operation more than the cumulative total number of Centers You are obligated to develop under this Agreement as set forth above in the Development Schedule without the prior written approval of Airsopure.

      2. If during the term of this Agreement, You cease to operate any Center developed under this Agreement, You shall develop a replacement Center to fulfill Your obligation to have open and in operation the required number of Centers upon the expiration of each Development Period. The replacement Center shall be developed within a reasonable time to be agreed upon by the Parties after You cease to operate the Center to be replaced. If during the term of this Agreement You, in accordance with the terms of any Franchise Agreement for a Center developed under this Agreement, transfers Your interest in such Center, the transferred Center shall continue to be counted in determining whether You have complied with the Development Schedule so long as it continues to be operated as an Airsopure Center. If the transferred Center ceases to be operated as an Airsopure Center during the term of this Agreement, You shall develop a replacement Center within a reasonable time to be agreed upon by the Parties after the transferred Center ceases to be operated as an Airsopure Center. In either case, the reasonable time period shall, subject to Airsopure consent, extend the term of the applicable Development Period to the end of the mutually agreed upon time period; provided, however, that in no event shall such time period exceed 6 months.

      3. At the end of each Development Period, You shall provide Airsopure with written notice of the projected opening date of each Center required to be developed during the next Development Period.

      4. Failure by You to adhere to the Development Schedule or to any time period for the development of replacement Centers as set forth in Section 3.B.1. shall constitute a material event of default under this Agreement (see Section
6. below).

4. TERM

Unless sooner terminated in accordance with this Agreement, the term of this Agreement and all rights granted by Airsopure under this Agreement shall expire on the date on which You successfully and in a timely manner have exercised all of the development rights and completed the development obligations under this Agreement in accordance with the Development Schedule (including, if applicable, Section 3.B.2.)

5. YOUR DUTIES

You make the following representations, warranties and covenants and accepts the following obligations:

A. You shall comply with all terms and conditions set forth in this Agreement.

B. 1. If You are a corporation or a partnership, You represent, warrant and covenant that:

           a. You are duly organized and validly existing under the state law of its formation;

           b. You are duly qualified and are authorized to do business in each jurisdiction in which Your business activities or the nature of the properties owned by You require such qualification;

           c. Your corporate chart or written partnership agreement shall at all times provide that Your activities include the development and operation of Airsopure Centers;

           d. The execution of this Agreement and the performance of the transactions contemplated hereby are within Your corporate power if You are a corporation or if You are a partnership, permitted under Your written partnership agreement and have been duly authorized by You;

           e. If You are a corporation, copies of Your articles of incorporation, bylaws, other governing documents, any amendments thereto, resolutions of the Board of Directors authorizing entry into and performance of this Agreement, and any certificates or other documents as may be reasonably required by Airsopure shall be furnished to Airsopure prior to the execution of this Agreement; or, if You are a partnership, copies of Your written partnership agreement, other governing documents and any amendments thereto shall be furnished to Airsopure prior to the execution of this Agreement, including evidence of consent or approval of the entry into and performance of this Agreement by the requisite number or percentage of partners, if such approval or consent is required by Your written partnership agreement;


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           f. If You are a corporation or partnership, the ownership interests are accurately and completely described in Attachment C. Further, if You are a corporation, You shall maintain at all times a current list of all owners of record and all beneficial owners of any class of voting securities or, if You are a partnership, You shall maintain at all times a current list of all owners of an interest in the partnership. You shall make Your list of owners available to Airsopure upon request;

           g. If any of Your officers or directors cease to serve as such or any individual is elected as an officer or director after the execution of this Agreement, You shall notify Airsopure within 5 days after any such change and any newly elected officer or director shall execute this Agreement as one of Your Principals (as defined in Section 10.3.E.) and shall be individually bound by all obligations of Your Principals under this Agreement;

           h. If You are a corporation, You shall maintain stop-transfer instructions against the transfer on its records of any of its equity securities and each stock certificate representing stock of the corporation shall have conspicuously endorsed upon it a statement in a form satisfactory to Airsopure that it is held subject to all restrictions imposed upon assignments by this Agreement; provided, however, that the requirements of this Section 5.B.1.h. shall not apply to the transfer of equity securities of a publicly-held corporation (as defined in Section 7.B.). If You are a partnership, Your written partnership agreement shall provide that ownership of an interest in the partnership is held subject to all restrictions imposed upon assignments by this Agreement;

           i. You and, at Airsopure's request, each of Your Principals have provided Airsopure with their most recent financial statements. Such financial statements present fairly the financial position of You and each of Your Principals, as applicable, at the dates indicated therein and with respect to You, the results of Your operations and Your cash flow for the years then ended. You agree that You shall maintain at all times, during the term of this Agreement, sufficient working capital to fulfill Your obligations under this Agreement. Each of the financial statements mentioned above has been prepared in conformity with Generally Accepted Accounting Principles applicable to the respective periods involved and, except as expressly described in the applicable notes, applied on a consistent basis. No material liabilities, adverse claims, commitments of obligations of any nature exist as of the date of this Agreement, whether accrued, unliquidated, absolute, contingent or otherwise, which are not reflected as liabilities on the financial statements of You or such Principals.

           j. You and Your Principals acknowledge and agree that the representations, warranties and covenants set forth above in Section 5.B.(1) are continuing obligations of You and that any failure to comply with such representations, warranties and covenants shall constitute a material event of default under this Agreement You will cooperate with Airsopure in any efforts made by Airsopure to verify compliance with such representations, warranties and covenants.

      5.B.2. Upon the execution of this Agreement, You shall designate and retain an individual to serve as the Operating Principal for You (the "Operating Principal"). The Operating Principal shall, during the entire period he serves as such, meet the following qualifications:

           a. If You are an individual, You shall perform all obligations of the Operating Principal.

           b. If You are a corporation, the Operating Principal shall, at all times during which he serves as Operating Principal, (i) directly or indirectly beneficially own at least fifty-one percent (51%) of the shares of each class of Your issued and outstanding capital stock and (ii) be entitled, under its governing documents and under any agreements among the shareholders, to cast a sufficient number of votes to require such corporation to take or omit to take any action which such corporation is required to take or omit to take under this Agreement.

           c. If You are a partnership, the Operating Principal shall, at all times during which he serves as Operating Principal (i) own at least a twenty-five percent (25%) interest in the operating profits and operating losses of the partnership as well as a twenty-five percent (25%) ownership interest in the partnership (and a fifty-one percent (51%) ownership interest in any class of shares of any corporate general partner) and (ii) be entitled under Your partnership agreement or applicable law to act on behalf of the partnership without the approval or consent of any other partner or be able to cast a sufficient number of


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votes to require the partnership to take or omit to take any action which the partnership is required to take or omit to take under its last Agreement.

           d. Except as may otherwise be provided in this Agreement, the Operating Principal's interest in You shall be and shall remain free of any pledge, mortgage, hypothecation, lien, charge, encumbrance, voting agreement, proxy, security interest or purchase right or options.

           e. The Operating Principal shall devote full time and best efforts to the supervision and performance of the responsibilities and duties under this Agreement, shall execute this Agreement as one of Your Principals and shall be individually, jointly and severally bound by all obligations of You, the Operating Principal and Your Principals hereunder.

           f. The Operating Principal shall continuously meet Airsopure standards and criteria for such individuals, as set forth in the Manuals (as defined in the Franchise Agreement) or otherwise in writing by Airsopure.

           g. The Operating Principal shall satisfy the training requirements set forth in the Franchise Agreement. If, during the term of this Agreement, the Operating Principal is not able to continue to serve in such capacity or no longer qualifies to act as such in accordance with this Section 5.B.2. You shall promptly notify Airsopure and designate a replacement within thirty (30) days after the Operating Principal ceases to serve, such replacement being subject to the same qualifications listed above. You shall provide for interim management of the development activities under this Agreement until such replacement is so designated, such interim management to be conducted in accordance with this Agreement. Any failure to comply with the requirements of this Section 5.(2) shall be deemed a material event of default under this Agreement.

      5.B.3. If the You execute a Development Agreement for three (3) or more Centers, notwithstanding anything contained herein which may be to the contrary, the Operating Principal may be:

           a. a partnership in which the You directly own at least fifty-one percent (51%) of the ownership and voting interests therein and are entitled under Your partnership agreement or applicable law to act on behalf of the partnership without the necessity of any approval or consent from the other partners to require the corporation to take or omit to take under the terms of this Agreement; or

           b. a corporation in which You directly own at least fifty-one percent (51%) of the ownership and voting interests therein and are entitled under its governing documents and any agreements among its shareholders, to cast a sufficient number of votes by unanimous written consent without the necessity of any meeting to require such corporation to take or omit to take any action which the corporation is required to take or omit to take under the terms of this Agreement.

      4. You understand that all developers and franchisees operating under the System must comply with Airsopure training, development and operational requirements as an essential and material element of the System and that Airsopure and developers and franchisees operating under the System consequently expend substantial time, effort and expense in training management personnel for the development and operation of their respective Airsopure Centers. Accordingly, You agree that if during the term of this Agreement, You shall designate as Your Operating Principal any individual who is at the time or was at any time during the prior 6 months employed in a managerial position by Airsopure or any of its subsidiaries or affiliates, including but not limited to, individuals employed by Airsopure to work in its Airsopure Centers, or by any other developer or franchisee operating under the System, such former employer shall be entitled to be compensated for the reasonable costs and expenses, of whatever nature or kind, incurred by such employer related to training such employee. The Parties agree that such expenditures may be uncertain and difficult to ascertain and, therefore, agree that the compensation specified herein reasonably represents such expenditures and is not a penalty. An amount equal to the annual compensation of such employee at the time of the termination of his employment with the former employer shall be paid by You prior to such employee assuming the position of Operating Principal. In seeking any individual to serve as its Operating Principal, You shall not discriminate in any manner whatsoever against any individual, to whom the provisions of this
Section 5.(3) apply, on the basis of the compensation required to be paid by You hereunder if You designate or employ such individual. The Parties expressly acknowledge


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and agree that no current or former employee of Airsopure, its' subsidiaries or affiliates or any developer or franchisee under the System shall be a third party beneficiary of this Agreement or any provision hereof, except for the covenant of You in the preceding sentence. Airsopure expressly disclaims any representations and warranties regarding the performance of any employee or former employee of Airsopure its subsidiaries or affiliates or any developer or Franchisee operating under the System, who is designated as Operating Principal or employed by You in any capacity and Airsopure shall not be liable for any losses, of whatever nature or kind, incurred by You in connection therewith.

      5. You and each of Your Principals shall not, during the term of this Agreement and thereafter, communicate or divulge to, or use for the benefit of, another person, persons, partnership, association or corporation any confidential information, knowledge or know-how concerning the methods of development and operation of the Centers and/or products which may be communicated to You or any of Your Principals or of which they may be apprised under this Agreement. You and each of Your Principals shall disclose such confidential information only to Your Principals and Your personnel who must have access to it in connection with their employment with You. Any and all information, knowledge, know-how, techniques and any materials used in or related to the System which Airsopure communicates to You or Your Principals shall be deemed confidential for the purposes of this Agreement. Neither You nor Your Principals shall at any time, without Airsopure prior written consent, copy, duplicate, record or otherwise reproduce such materials or information, in whole or in part, nor otherwise make the same available to any unauthorized person. The covenant in this Section 5.B.5. shall survive the expiration, termination or transfer of this Agreement or any interest herein and shall be perpetually binding upon You and each of Your Principals.

           a. At Airsopure request, You shall require Your Operating Principal and any personnel of You and any holder of a beneficial interest of less than one percent (1%) of any class of the securities of You and any corporation directly or indirectly controlling You, if You are a corporation (or of any corporate general partner and any corporation direct or indirectly controlling a general partner of You, or from any limited partner, if You are a partnership), having access to any confidential information of Airsopure to execute covenants that they will maintain the confidentiality of the information they receive in connection with their relationship with You. Such covenants shall be substantially in the form set forth in Attachment B.

           b. You and Your Principals acknowledge that any failure to comply with the requirements of this Section 5.B.(4) shall constitute a material event of default under this Agreement and will cause Airsopure irreparable injury. Therefore, You and Your Principals agree to pay all court costs and reasonable legal fees included by Airsopure in obtaining specific performance, injunctive relief or any other remedy available to Airsopure in this Agreement or by law for any violation of the requirements of such section.

      6. You shall timely comply with all requirements of federal, state and local laws, rules and regulations.

6. DEFAULT, TRANSFER AND TERMINATION

A. You shall be deemed to be materially in default under this Agreement and all rights granted herein shall automatically terminate without notice to You (1) if You become insolvent or make a general assignment for the benefit of creditors or file a voluntary petition under any section or chapter of federal bankruptcy laws or under any similar law or statute of the United States or any state or admit in writing Your inability to pay Your debts when due; or (2) if You are adjudicated bankrupt or insolvent in proceedings filed against You under any section or chapter of federal bankruptcy law or any similar law or statute of the United States or any state, without further possibility of appeal or review; or (3) if a bill in equity or other proceeding for the appointment of a receiver of You or other custodian for Your business or assets is filed and consented to by You, or if a receiver or other custodian permanent or temporarily of Your assets or property, or any part thereof, is appointed by any court of competent jurisdiction; or (4) if proceedings for a composition with creditors under any state or federal law are instituted by or against You; or (5) if a final judgment against You remains unsatisfied or of record for thirty (30) days or longer (unless a supersedeas bond is filed); or (6) if You are dissolved; or (7) if execution is levied against Your business or property; or (8) if suit to


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foreclose any lien or mortgage against the premises or equipment of such business operated hereunder or under any Franchise Agreement is instituted and not dismissed within thirty (30) days; or (9) if the real or personal property of any business operated hereunder or under any Franchise Agreement shall be sold after levy by any sheriff, marshal or constable.

B. You shall be deemed to be materially in default and Airsopure may, at its option, terminate this Agreement and all rights granted hereunder, without affording You any opportunity to cure the default except as provided below, effective immediately upon written notice to You, upon the occurrence of any of the following events of default:

      1. If You fail to comply with the Development Schedule, or if You fail to develop a replacement Center within any time period agreed upon by the Parties under Section 3.;

      2. If You or any of Your Principals is convicted of, or shall have entered a plea of nolo contendere to, a felony, a crime involving moral turpitude or any other crime or offense that Airsopure believes is reasonably likely to have an adverse effect on the System, the Proprietary Marks, the goodwill associated therewith or Airsopure interest therein;

      3. If a threat or danger to public health or safety results from the construction, maintenance or operation of any Center developed under this Agreement;

      4. If You fail to designate a qualified replacement Operating Principal within 30 days after any initial or successor Operating Principal ceases to serve as such, all as required under Section 5.B.;

      5. If You or any of Your Principals breach or fail to perform any of the representations, warranties and covenants in Section 5.B.1.;

      6. If a transfer or an attempt to transfer any rights or obligations under this Agreement or any interest in You to any third party is made without Airsopure prior written consent or without offering Airsopure a right of first refusal with respect to such transfer, contrary to the terms of Section 7;

      7. If You or any of Your Principals fail to comply with the covenants in
Section 5.B.4. or 8.B. or if You fail to obtain the execution of the covenants required under Section 5.B.5. or 8.H. within thirty (30) days following Airsopure request that You obtain the execution of such covenants;

      8. If an approved transfer upon death or permanent disability is not effected within the time period and in the manner prescribed by Section 7.E.;

      9. If You misuse or make any unauthorized use of the Proprietary Marks or otherwise materially impair the goodwill associated therewith or with the System or Airsopure rights therein and do not cure such default within twenty-four (24) hours following notice from Airsopure;

      10. If You fail, refuse or neglect promptly to pay when due any monetary obligation owing to Airsopure or its subsidiaries or affiliates under this Agreement, any Franchise Agreement or any other agreement between You and Airsopure or its subsidiaries or affiliates, and do not cure such default within five (5) days following notice from Airsopure; and

      11. If You repeatedly commit a material event of default under this Agreement, whether or not such defaults have been cured by You after notice by Airsopure

C. Except as provided above in Section 6.B., if You fail to comply with any other term or condition imposed by this Agreement, any Franchise Agreement or any other development or franchise agreement between You and Airsopure, as such may from time to time be amended, Airsopure may terminate this Agreement only by giving written notice of termination stating the nature of such default to You at least 30 days prior to the effective date of termination; provided, however, that You may avoid termination by immediately initiating a remedy to cure such default and curing it to Airsopure satisfaction within the 30 day period and by promptly providing proof thereof to Airsopure. If any such default is not cured within the specified time, or such longer period as applicable law may require, this Agreement shall, subject to Section 6.D., terminate without further notice to You effective immediately upon the expiration of the thirty (30) day period or such longer period as applicable law may require.


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D. Upon default by You under Section 6.B. or C., Airsopure has the option, in its sole discretion, in addition to exercising its option to terminate this Agreement as provided in Sections 6.B. and C., to do any one or more of the following:

      1. terminate or modify any territorial rights granted to You in Section 1.B.;

      2. reduce the area of such territorial rights;

      3. reduce the number of Centers which You may establish pursuant to Sections 1 and B.(1); or

      4. accelerate the Development Schedule.

E. 1. Upon the termination or expiration of this Agreement, You shall have no right to establish or operate any Center for which a Franchise Agreement has not been executed by Airsopure and delivered to You at the time of termination or expiration.

      2. If Airsopure elects to terminate the territorial rights granted to You in Section 1.B., modify such territorial rights or reduce the area of territorial rights as provided in Section 6.D. above, You shall continue to develop Centers in accordance with the Development Schedule, to the extent that the number of Centers You are required to develop is reduced by Airsopure pursuant to Section 6.D.(3).

      3. If Airsopure exercises any of its rights in Section 6.D., or if this Agreement otherwise expires or terminates, Airsopure shall be entitled to establish, and to cause others to establish, Centers, or conduct any other activity, in the Development Territory or in the portion thereof no longer a part of the Territory or pursuant to any other modification of Your territorial rights, except as may be otherwise provided under any Franchise Agreement which is then in effect between Airsopure and You.

F. Airsopure exercise of any of its options under Section 6.D. shall not, in the event of a default, constitute a waiver by Airsopure to exercise its option to terminate this Agreement at any time with respect to a subsequent event of default of a similar or different nature.

G. No default under this Agreement shall constitute a default under any Franchise Agreement between the Parties hereto, unless the default is also a default under the terms of such Franchise Agreement.

H. No right or remedy herein conferred upon or reserved to Airsopure is exclusive of any other right or remedy provided or permitted by law or in equity.

      1. Upon termination or expiration of this Agreement, You and Your Principals shall comply with the restrictions on confidential information contained in Section 5.B.(4) and the covenants against competition contained in Section 8.B.(2). Any other person required to execute similar covenants pursuant to Section 5.B.(4)(a) or 8.H. shall also comply with such covenants.

7. TRANSFER OF INTEREST

A.  Transfer by Airsopure

Airsopure shall have the right to transfer or assign this Agreement and all or any part of its rights or obligations herein to any person or legal entity without Your consent. Specifically, and without limitation to the foregoing, You expressly affirm and agree that Airsopure may sell its assets, the Proprietary Marks or the System to a third party; may merge, acquire other corporations, or be acquired by another corporation; may undertake a refinancing recapitalization, leveraged buy out or other economic or financial restructuring, and, with regard to any or all of the above sales, assignments and dispositions, You expressly and specifically waive any claim, demand or damage arising from or related to the loss of the right to develop Centers under the System against Airsopure under this Agreement. Nothing contained in this Agreement shall require Airsopure to remain in the business of operating or licensing the operation of Airsopure Centers or to offer any services or products, whether or not bearing the Proprietary Marks, to Franchisee, if Airsopure exercises its rights hereunder to assign its rights in this Agreement.

B.  Transfer by You

      1. You and Your Principals understand and acknowledge that the rights and duties set forth in this Agreement are personal to You and that Airsopure has granted such rights in reliance on the business skill, financial capacity and personal character of You and Your Principals. Accordingly, neither You nor any successor or assign to any part of Your interest in this Agreement, nor any individual, partnership, corporation or other entity which directly or indirectly has or owns any interest in this Agreement or in You shall sell, assign, transfer, convey, give away, pledge, mortgage or otherwise dispose of or encumber any direct or indirect interest in this Agreement or in You without the prior written consent of Airsopure; provided, however, that Airsopure prior written consent shall not be required for a transfer of less than a one percent (1%) interest in a publicly-held corporation. A publicly-held corporation is a corporation whose securities are registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or a corporation subject to the requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended. Any purported assignment or transfer, by operation of law or otherwise, not having the written consent of Airsopure required by this Section 7. shall be null and void and shall constitute a material event of default under this Agreement.

      2. Airsopure shall not unreasonably withhold its consent to a transfer of any interest in You or in this Agreement. Airsopure may, however, in its sole discretion, require some or all of the following as conditions of its approval to any such transfer:

           a. All of Your accrued monetary and other outstanding obligations to Airsopure and its subsidiaries and affiliates arising under this Agreement or any franchise agreement or other agreement between You and Airsopure or its subsidiaries or affiliates shall have been satisfied in a timely manner, and You shall have satisfied all trade accounts and other debts, of whatever nature or kind, in a timely manner;

           b. You are not in default of any provision of this Agreement or any franchise agreement or any other agreement between You and Airsopure or its subsidiaries or affiliates;

           c. The transferor and its principals, as applicable, shall have executed a general release, in a form prescribed by Airsopure, of any and all claims of transferor, of whatever nature or kind, against Airsopure and its subsidiaries and affiliates and their respective officers, directors, shareholders, partners, employees, servants, representatives and agents, in their corporate and individual capacities, including, without limitation, claims arising under this Agreement, any franchise agreement and any other agreement between You and Airsopure or its subsidiaries or affiliates and federal, state and local laws, rules and ordinances;

           d. The transferee shall enter into a written agreement, in a form prescribed by Airsopure, assuming full, unconditional joint and several liability for and agreeing to perform from the date of the transfer, all obligations, covenants and agreements of You in this Agreement; and, if transferee is a corporation or a partnership, transferee's shareholders, partners or other investors, as applicable, shall also execute such agreement as principals of the transferee, including a guaranty of Your obligations contained in such agreements;

           e. The transferee shall demonstrate to Airsopure satisfaction that transferee meets the criteria considered by Airsopure when reviewing a prospective developer's application for development rights, including Airsopure educational, managerial and business standards, transferee's good moral character, business reputation and credit rating, transferee's aptitude and ability to conduct the business contemplated hereunder (as may be evidenced by prior related business experience or otherwise), transferee's financial resources and capital, and the geographic proximity of other territories with respect to which transferee has been granted development rights or of other Airsopure Centers operated by transferee, if any;

           f. The transferee shall execute the standard form development agreement then being offered to new System developers or a revised form of this Agreement, as Airsopure deems appropriate, and such other ancillary agreements as Airsopure may require, which agreements shall supersede this Agreement and its ancillary documents in all respects and the terms of which agreements may differ from the terms of this Agreement, and if the transferee is a corporation or partnership, transferee's shareholders, partners or other investors, as applicable, shall also execute such agreements as principals of the transferee, including a guaranty of Franchisee's obligations contained in this Agreement;

           g. You shall pay a transfer fee of $1,000.00 or such greater amount as is necessary to reimburse Airsopure for its reasonable costs and expenses associated with reviewing the application to transfer, including, without limitation, legal and accounting fees;

           h. If transferee is a corporation or a partnership, transferee shall make and will be bound by any or all of the representations, warranties and covenants in Section 5.B.(1) as Airsopure requests. Transferee shall provide to Airsopure evidence satisfactory to Airsopure that the terms of Section 5.B.(1) have been satisfied and are true and correct on the date of transfer. The transferor shall remain liable for all of the obligations to Airsopure in connection with this Agreement incurred prior to, the effective date of the transfer and shall execute any and all instruments reasonably requested by Airsopure to evidence such liability.

      3. You acknowledge and agree that each condition which must be met by the transferee is reasonable and necessary to ensure the transferee's full performance of the obligations hereunder.

C.    Transfer for Convenience of Ownership

In the event the proposed transfer is to a corporation formed solely for the convenience of ownership, Airsopure consent may be conditioned upon any of the requirements in Section 7.B.(2), except that the requirements in Sections 7.B.(2)(c),(e),(f) and (g) shall not apply. You shall be the owner of all the voting stock or interest of the corporation and if You are more than one individual, each individual shall have the same proportionate ownership interest in the corporation as he had in You prior to the transfer.

D.    Right of First Refusal

      1. Any Party holding any interest (including any interest acquired pursuant to Section 7.E.) in You or in this Agreement and who desires to accept any bona fide offer from a third party to purchase such interest shall promptly notify Airsopure in writing of each such offer and shall provide such information and documents relating to the offer as Airsopure may require. Airsopure shall have the right and option, exercisable within 15 days after receipt of such written notification, to send written notice to the transferor that Airsopure intends to purchase the transferor's interest on the same terms and conditions offered by the third party. If Airsopure elects to purchase the transferor's interest, closing on such purchase must occur within 30 days from the date of notice to the transferor of the election to purchase by Airsopure, or such other date as may be agreed upon. Any material change in the terms of any offer prior to closing shall constitute a new offer subject to the same rights of first refusal by Airsopure as in the case of an initial offer. Failure of Airsopure to exercise the option afforded by this Section 7.D. shall not constitute a waiver of any other provision of this Agreement, including all provisions relating to a proposed transfer.

      2. If the offer from a third party provides for payment of consideration other than cash or invoices certain intangible benefits, Airsopure may elect to purchase the interest proposed to be sold for the reasonable equivalent in cash. If the Parties cannot agree within a reasonable time on such amount, an independent appraiser shall be designated by Airsopure to determine such amount and the appraiser's determination shall be final and binding.

      3. If Airsopure elects to exercise the option described in this Section 7.D., it shall have the right to set off the cost of the appraisal described in
Section 7.D.(2) above, if any against any payment made hereunder.

      4. Failure to comply with the provisions of this Section 7.D. prior to the transfer of any interest in You or in this Agreement shall constitute a material event of default under this Agreement.

E.    Transfer Upon Death or Permanent Disability

      1. Upon the death of any person with an interest in this Agreement or in You (the "Deceased"), the executor, administrator or other personal representative of the Deceased shall transfer such interest to a third party approved by Airsopure within 6 months after the death. If no personal representative is designated or appointed or no probate proceedings are instituted with respect to the estate of the Deceased, then the distributee of such interest must be approved by Airsopure. If the distributee is not approved by Airsopure, then the distributee shall transfer such interest to a third party approved by Airsopure within 6 months after the death of the Deceased.

      2. Upon the permanent disability of any person with an interest in this Agreement or in You, Airsopure may, in its sole discretion, require such interest to be transferred to a third party approved by Airsopure within 6 months after notice to You. "Permanent disability" shall mean any physical, emotional or mental injury, illness or incapacity which would prevent a person from performing the obligations set forth in this Agreement for at least 90 consecutive days and from which condition recovery within 90 days on the date of determination of disability is unlikely. Permanent disability shall be determined upon examination of the person by a licensed practicing physician selected by Airsopure; or if the person refuses to submit to an examination, then such person shall be automatically deemed permanently disabled as of the date of such refusal for the purpose of this Section 7.E. The costs of any examination required by this section shall be paid by Airsopure.

      3. Upon the death or claim of permanent disability of any person with an interest in this Agreement or in You, You or a representative of You must promptly notify Airsopure of such death or claim of permanent disability. Any transfer upon death or permanent disability shall be subject to the same terms and conditions described in this Section 7. If any interest is transferred upon death or permanent disability without written notification to Airsopure, You shall be in material default under this Agreement.

F.    Non-Waiver of Claims

Airsopure consent to a transfer of any interest in You or in this Agreement shall not constitute a waiver of any claims it may have against the transferor, nor shall it be deemed a waiver of Airsopure right to demand exact compliance with any of the terms of this Agreement by the transferee.

G.    Offerings by You

Securities of or partnership interests in You may be offered to the public, by private offering or otherwise, only with the prior written consent of Airsopure (whether or not Airsopure consent is required under Section 7.B.), which consent shall not be unreasonably withheld. All materials required for such offering by federal or state law shall be submitted to Airsopure for a limited review as discussed below prior to their being filed with any government agency, and any materials to be used in any exempt offering shall be submitted to Airsopure for such review prior to their use. No offering by You shall imply by use of the Proprietary Marks or otherwise) that Airsopure is participating in an underwriting, issuance or offering of Your or Airsopure securities or the securities of any subsidiary or affiliate of Airsopure; and Airsopure review of any offering materials shall be limited solely to the subject of the relationship between You and Airsopure and its subsidiaries and affiliates. Airsopure may, at its option, require Your offering materials to contain a written statement prescribed by Airsopure concerning the limitations described in the preceding sentence. You and the other participants in the offering must fully indemnify Airsopure in connection with the offering. For each proposed offering, You shall pay to Airsopure a non-refundable fee of $2,000.00, or such other amount as is necessary to reimburse Airsopure for its reasonable costs and expenses associated with reviewing the proposed offering materials, including, without limitation, legal and accounting fees. You shall give Airsopure written notice at least 30 days prior to any offering or other transaction covered by this Section 7.G.

8. COVENANTS

A. You covenant that during the term of this Agreement, except as otherwise approved in writing by Airsopure, You and the Operating Principal shall devote full time, every and best efforts to the management and operation of the development activities contemplated under this Agreement.

B. You and Your Principals specifically acknowledge that, pursuant to this Agreement, You and Your Principals will receive valuable specialized training trade secrets and confidential information, which are beyond the present skills and experience of You and Your Principals and Your managers and employees and that You have the right and the obligation, arising from this Agreement, to develop the Territory for the benefit of the System. You and Your Principals acknowledge that such specialized training, trade secrets and confidential information provide a competitive advantage and will be valuable to them in the development of the Centers and that access to such specialized training, trade secrets and confidential information is, therefore, a primary reason for entering into this Agreement. In consideration for such specialized training, trade secrets, confidential information and exclusive rights, You and Your Principals covenant as follows:

      1. With respect to You, during the term of this Agreement, or with respect to each of Your Principals, during the term of this Agreement for so long as such individual or entity satisfies the definition of "Your Principals" in
Section 13.E., except as otherwise approved in writing by Airsopure, neither You nor any of Your Principals shall, either directly or indirectly, for themselves, or through, on behalf of or in conjunction with any person(s), partnership or corporation:

           a. Divert or attempt to divert any business or customer of any Airsopure Center to any competitor, by direct or indirect inducement or otherwise, or do or perform, directly or indirectly, any other act injurious or prejudicial to the goodwill associated with Airsopure Proprietary Marks and the System; or

           b. Own, maintain, operate, engage in or have any financial or beneficial interest in (including interest in corporations, partnerships, trusts, unincorporated associations or joint ventures), advise, assist or make loans to, any business which is the same as or similar to Airsopure Centers including but not limited to, any business which offers air purification equipment, products and services.

      2. With respect to You, for a continuous uninterrupted period commencing upon the expiration or termination of, or transfer of all of Your interest in, this Agreement, or with respect to each of Your Principals, for a continuous uninterrupted period commencing upon the earlier of: (i) the expiration, termination or transfer of all of Your interest in this Agreement or (ii) the time such individual or entity ceases to satisfy the definition of "Your Principals" in Section 13.E., and for two (2) years thereafter, except as otherwise approved in writing by Airsopure, neither You nor any of Your Principals shall, either directly or indirectly, for themselves or through, on behalf of or in conjunction with any person(s), partnership or corporation:

           a. divert or attempt to divert any business or customer of any Airsopure Center to any competitor, by direct or indirect inducement or otherwise, or do or perform, directly or indirectly, any other act injurious or prejudicial to the goodwill associated with Airsopure Proprietary Marks and the System;

           b. employ or seek to employ any person who is at that time employed by Airsopure or by any other developer or franchisee of Airsopure, or otherwise direct or indirectly induce such person to leave that person's employment; provided, however, that You may employ such person in a managerial position with respect to Your operation of a Airsopure Center pursuant to the terms of the Franchise Agreement applicable to such Airsopure Center; or

           c. own, maintain, operate, engage in or have any financial or beneficial interest in (including; interest in corporations, partnerships, trusts, unincorporated associations or joint ventures), advise, assist or make loans to, any business which is the same as or similar to Airsopure Centers including but not limited to, any business which offers air purification systems, which business is, or is intended to be, located within the Territory or within a 25 mile radius of any Airsopure Center in existence or under construction as of: (i) the expiration or termination of, or the transfer of all of Your interest in, this Agreement; or (ii) the time Your Principal ceases to satisfy the definition of Your Principal, as applicable.

C. Section 8.B.(1)(b) and 2(c) shall not apply to ownership of less than one percent (1%) beneficial interest in the outstanding equity securities of any publicly-held corporation.

D. The Parties agree that each of the above covenants shall be construed as independent of any other covenant: or provision of this Agreement. If all or any portion of a covenant in this Section 8. is held unreasonable or unenforceable by a court or agency having valid jurisdiction in an unappealed final decision to which Airsopure is a Party, You and Your Principals expressly agree to be bound by any lesser covenants subsumed within the terms of such covenant that imposes the maximum duty permitted bylaw, as if the resulting covenant were separately stated in and made a part of this section.

E. You and Your Principals understand and acknowledge that Airsopure shall have the right, in its sole discretion, to reduce the scope of any covenant set forth in Section 8.B., or any portion thereon, without their consent, effective immediately upon notice to You; and You and Your Principals agree that they shall immediately comply with any covenant as so modified, which shall be fully enforceable notwithstanding the provisions of Section 14.A.

F. You and Your Principals expressly agree that the existence of any claims they may have against Airsopure, whether or not arising from this Agreement, shall not constitute a defense to the enforcement by Airsopure of the covenants in this Section 8. You and Your Principals agree to pay all costs and expenses (including reasonable legal fees) incurred by Airsopure in connection with the enforcement of this section.

G. Failure to comply with the requirements of this Section 8. shall constitute a material event of default under this Agreement. You and Your Principals acknowledge that a violation of this section would result in irreparable injury to Airsopure for which no adequate remedy at law may be available, and You and Your Principals accordingly consent to the issuance of an injunction prohibiting any conduct by You or Your Principals in violation of the terms of this section.

H. At Airsopure request, You shall require and obtain the execution of covenants similar to those set forth in this Section 8. (including covenants applicable upon the termination of a person's employment with You) from any personnel of You and any holder of a beneficial interest of less than one percent (1%) of the securities of You and any corporation directly or indirectly controlling You, if You are a corporation (or of any corporate general partner and any corporation directly or indirectly controlling a general partner of You, if You are a partnership), who has received or will receive confidential information or training from Airsopure. These covenants shall be substantially in the form contained in Attachment B. Failure by You to obtain the execution of these covenants shall constitute a material event of default under this Agreement.

9. INDEPENDENT CONTRACTOR AND INDEMNIFICATION

A. The Parties acknowledge and agree that this Agreement does not create a fiduciary relationship between them, that You shall be an independent contractor and that nothing in this Agreement is intended to constitute either Party an agent, legal representative, subsidiary, joint venturer, partner, employee, joint employer or servant of the other for any purpose.

B. During the term of this Agreement, You shall hold Yourself out to the public as an independent contractor conducting its development operations pursuant to development rights granted by Airsopure. You agree to take such action as shall be necessary to that end, including, without limitation, exhibiting a notice of that fact in a conspicuous place in any office established for the purposes hereunder, the content and form of which Airsopure reserves the right to specify in writing.

C. You understand and agree that nothing in this Agreement authorizes You or any of Your Principals to make any conduct, agreement, warranty or representation on Airsopure behalf, or to incur any debt or other obligation in Airsopure name and that Airsopure shall in no event assume liability for, or be deemed liable under this Agreement as a result of, any such action, or for any act or omission of You or any of Your Principals or any claim or judgment arising therefrom.

D. 1. You and each of Your Principals shall, at all times, indemnify and hold harmless to the fullest extent permitted by law Airsopure, its subsidiaries, affiliates, successors and assign as and their respective directors, officers, shareholders, partners, servants, employees, agents and representatives from all "losses and expenses" (as defined in Section 9.D.(4)(b) below) incurred in connection with any action, suit, proceeding claim, demand, investigation or inquiry (formal or informal), or any settlement thereof (whether or not a formal proceeding or action has been instituted) which arises out of or is based upon any of the following:

           a. The infringement, alleged infringement, or any other violation, or alleged violation by You or any of Your Principals of any patent, mark, copyright or other proprietary right owned or controlled by third parties (except as such may occur with respect to any rights in the Proprietary Marks or copyrights granted to You under a Franchise Agreement);

           b. The violation, breach or asserted violation or breach by You or any of Your Principals of any federal, state or local law, regulation, ruling standard or directive, or any industry standard;

           c. Libel, slander or any other form of defamation of Airsopure or the System, by You or by any of Your Principals;

           d. The violation or breach by You or by any of Your Principals of any warranty, representation, agreement or obligation in this Agreement or in any Franchise Agreement or other agreement between You and Airsopure or its subsidiaries or affiliates; and

           e. Acts, errors or omissions of You, any of Your subsidiaries or affiliates and any of Your Principals and the officers, directors, shareholders, partners, agents, independent contractors, servants, employees and representatives of You and its subsidiaries and affiliates in connection with the performance of the development activities contemplated under this Agreement or the establishment and operation of any Airsopure Center pursuant to a Franchise Agreement.

      2. You and each of Your Principals agree to give Airsopure immediate notice of any such action, suit, proceeding, claim, demand, inquiry or investigation. At the expense and risk of You and each of Your Principals, Airsopure may elect to control (but under no circumstance is obligated to undertake), and associate counsel of its own choosing with respect to, the defense and/or settlement of any such action, suit, proceeding, claim, demand, inquiry or investigation. Such an undertaking by Airsopure shall, in no manner or form, diminish the obligation of You and each of Your Principals to indemnify Airsopure and to hold it harmless.

      3. In order to protect persons or property or its reputation or goodwill, or the reputation or goodwill of others, Airsopure may, at any time and without notice, as it, in its judgment deems appropriate, consent or agree to settlements or take such other remedial or corrective action as it deems expedient with respond to the action, suit, proceeding, claim, demand, inquiry or investigation if, in Airsopure sole judgment, there are reasonable grounds to believe that:

           a. any of the acts or circumstances enumerated in Section 9D.(1) above has occurred; or

           b. any act, error or omission as described in Section 9.D.(1)(e) may result directly or indirectly in damage, injury or harm to any person or any property.

      4. a. All losses and expenses incurred under this Section 9 shall be chargeable to and paid by You or any of Your Principals pursuant to its obligations of indemnity under this section, regardless of any action, activity or defense undertaken by Airsopure or the subsequent success or failure of such action, activity or defense.

           b. As used in this Section 9, the phrase "losses and expenses" shall include, without limitation, all losses, compensatory, exemplary or punitive damages, fines, charges, costs, expenses, lost profits, legal fees, court costs, settlement amounts, judgments, compensation for damages to Airsopure reputation and goodwill, costs of or resulting from delays, financing, costs of advertising material and media time/space and costs of changing, substituting or replacing the same, and any and all expenses of recall, refunds, compensation, public notices and other such amounts incurred in connection with the matters described.

      5. The persons indemnified pursuant to this Section 9 do not assume any liability for acts, errors or omissions of those with whom You, any of Your Principals or Your subsidiaries and affiliates may contract, regardless of the purpose, You and each of Your Principals shall hold harmless and indemnify the persons indemnified pursuant to this section for all losses and expenses which may arise out of any acts, errors or omissions of You, Your Principals, Your subsidiaries and affiliates, the occurs, directors, shareholders, partners, agents, servants, employees and representatives of You and its subsidiaries and affiliates, and any such third parties without limitation and without regard to the cause or causes thereof or the negligence of Airsopure or any other Party or Parties arising in connection therewith, and whether such negligence be sole, joint or concurrent or active or passive.

      6. Under no circumstances shall the persons indemnified pursuant to this
Section 9 be required or obligated to seek recovery from third parties or others to mitigate their losses to maintain a claim against You or any of Your Principals. You and each of Your Principals agree that the failure to pursue such recovery or mitigate loss will in no way reduce the amounts recoverable on You or any of Your Principals by the persons indemnified pursuant to this section.

      7. You and Your Principals expressly agree that the terms of this Section 9.D. shall survive the termination, expiration or transfer of this Agreement or any interest herein.

10. APPROVALS

A. Whenever this Agreement requires the prior approval or consent of Airsopure, You shall make a timely written request to Airsopure and such approval or consent shall be obtained in writing.

B. Airsopure makes no warranties or guarantees upon which You may rely and assumes no liability or obligation to You or any third party to which it would not otherwise be subject, by providing any waiver, approval, advice, consent or suggestion to You in connection with this Agreement, or by reason of any neglect, delay or denial of any request therefor.

11. NON-WAIVER AND REMEDIES

A. No delay, waiver, omission or forbearance on the part of Airsopure to exercise any right, option, duty or power arising out of any breach or default by You or Your Principals under this Agreement shall constitute a waiver by Airsopure to enforce any such right, option, duty or power against You or Your Principals, or as to a subsequent breach or default by You or Your Principals. Acceptance by Airsopure of any payments due to it hereunder subsequent to the time at which such payments are due shall not be deemed to be a waiver by Airsopure of any preceding breach by You or Your Principals of any terms, provisions, covenants or conditions of this Agreement.

B. All rights and remedies of the Parties to this Agreement shall be cumulative and not alternative, in addition to and not exclusive of any other rights or remedies which are provided for herein or which may be available at law or in equity in case of any breach, failure or default or threatened breach, failure or default of any term, provision or condition of this Agreement or any other agreement between You and Airsopure or its subsidiaries and affiliates. The rights and remedies of the Parties to this Agreement shall be continuing and shall not be exhausted by any one or more uses thereof and may be exercised at any time or from time to time as often as may be expedient; and any option or election to enforce any such right or remedy may be exercised or taken at any time and from time to time. The expiration, earlier termination or exercise of Airsopure rights pursuant to Section 6 of this Agreement shall not discharge or release You or any of Your Principals from any liability or obligation then accrued, or any liability or obligation continuing beyond, or arising out of, the expiration, the earlier termination or the exercise of such rights under this Agreement.

12. NOTICES

Any and all notices required or permitted under this Agreement shall be in writing and shall be personally delivered or mailed by expedited delivery service or certified or registered mail, return receipt requested, first-class postage prepaid, or sent by prepaid facsimile, telegram or telex (provided that the sender confirms the facsimile, telegram or telex by sending an original confirmation copy by certified or registered mail or expedited delivery service within three (3) business days after transmission) to the respective Parties at the following addresses unless and until a different address has been designated by written notice to the other Party:

Notices to Airsopure:

Airsopure International Group, Inc.
15400 Knoll Trail, Suite 200
Dallas, Texas  75248
Attn:  Mr. John Potter, President
Telephone:  (972) 960-9400

Notices to You and Your Principals:

---------------------------

---------------------------

---------------------------

Attn:
      ---------------------

Telephone:
          -----------------

Any notice shall be deemed to have been given at the time of personal delivery or, in the case of facsimile, telegram or telex, upon transmission provided confirmation is sent as described above) or, in the case of expedited delivery service or registered or certified mail, 3 business days after the date and time of mailing. Business days for the purpose of this Agreement excludes Saturday, Sunday and the following national holidays: New Year's Day, Martin Luther King Day, Presidents' Day, Memorial Day, Independence Day, Labor Day, Columbus Day, Veterans' Day, Thanksgiving and Christmas.

13. SEVERABILITY AND CONSTRUCTION

A. Except as expressly provided to the contrary herein, each portion, section, part, term and provision of this Agreement shall be considered severable; and if, for any reason, any portion, section, part, term or provision is determined to be invalid and contrary to, or in conflict with, any existing or future law or regulation by a court or agency having valid jurisdiction, this shall not impair the operation of, or have any other effect upon, the other portions, sections, parts, terms or provisions of this Agreement that remain otherwise intelligible, and the latter shall continue to be given full force and effect and bind the Parties; and the if invalid portions, sections, parts, terms or provisions shall be deemed not to be part of this Agreement.

B. Except as expressly provided to the contrary herein, nothing in this Agreement is intended, nor shall be deemed, to confer upon any person or legal entity other than You, Airsopure, Airsopure officers, directors and personnel and such of Your and Airsopure respective successors and assigns as may be contemplated (and, as to You, authorized by Section 7.), any rights or remedies under or as a result of this Agreement.

C. All captions in this Agreement are intended solely for the convenience of the Parties and shall not affect the meaning or construction of any provision of this Agreement.

D. All references to the masculine, neuter or singular shall be construed to include the masculine, feminine, neuter or plural, where applicable. Without limiting the obligations individually undertaken by Your Principals under this Agreement, all acknowledgments, promises, covenants, agreements and obligations made or undertaken by You in this agreement shall be deemed jointly and severally undertaken by all of Your Principals.

E. Except as may be otherwise agreed to in writing between You and Airsopure, the term "Your Principals" as used in this Agreement shall include, collectively or individuality, Your spouse, if You is an individual; all officers and directors of, and holders of a beneficial interest of one percent (1%) or more of any class of securities of, You and any corporation direct or indirect controlling You, if You are a corporation; and the general partners of You and the officers and directors of, and holders of a beneficial interest of one percent (1%) or more of any class of securities of, a corporate general partner and any corporation which controls, directly or indirectly, any general partner, if You are a partnership. The Operating Principal shall be one of Your Principals unless otherwise agreed to between the developer and Airsopure, in accordance with certain ownership conditions.

F. This Agreement may be executed in counterparts and each copy so executed shall be deemed an original.

G. This Agreement shall not become effective until signed by the Chief Executive Office or President of Airsopure.

H. Each reference in this Agreement to a corporation or partnership shall be deemed to also refer to a limited liability company and any other similar entity or organization. Each reference to the organizational documents, equity owners, directors and officers of a corporation in this Agreement shall be deemed to refer to the functional equivalents of such organizational documents, equity owners, directors and officers, as applicable, in the case of a limited liability company or any other similar entity or organization.

14. ENTIRE AGREEMENT: APPLICABLE LAW: MEDIATION

A. This Agreement, the documents referred to herein and the Attachments hereto, constitute the entire, full and complete agreement between Airsopure and You and Your Principals concerning the subject matter hereof and shall supersede all prior related agreements between Airsopure and You and Your Principals. Except for those permitted to be made unilaterally by Airsopure hereunder, no amendment, change or variance from this Agreement shall be binding on either Party unless mutually agreed to by the Parties and executed by their authorized officers or agents in writing. This Agreement may be executed in multiple parts, and by facsimile or other electronic transmission, each signed copy to be considered an original.

B. THE PARTIES AGREE TO SUBMIT ANY CLAIM, CONTROVERSY OR DISPUTE ARISING OUT OF OR RELATING TO THIS AGREEMENT (AND ATTACHMENTS) OR THE RELATIONSHIP CREATED BY THIS AGREEMENT TO NON-BINDING MEDIATION PRIOR TO BRINGING SUCH CLAIM, CONTROVERSY OR DISPUTE IN A COURT. THE MEDIATION SHALL BE CONDUCTED THROUGH EITHER AN INDIVIDUAL MEDIATOR OR A MEDIATOR APPOINTED BY A MEDIATION SERVICES ORGANIZATION OR BODY, EXPERIENCED IN THE MEDIATION OF DISPUTES IN THE AIR PURIFICATION SERVICE BUSINESS, AGREED UPON BY THE PARTIES AND, FAILING SUCH AGREEMENT WITHIN A REASONABLE PERIOD OF TIME AFTER

EACH PARTY HAS NOTIFIED THE OTHER OF ITS DESIRE TO SEEK MEDIATION OF ANY CLAIM CONTROVERSY OR DISPUTE (NOT TO EXCEED 15 DAYS), THROUGH THE AMERICAN ARBITRATION ASSOCIATION IN ACCORDANCE THE RULES GOVERNING MEDIATION, AT AIRSOPURE CORPORATE HEADQUARTERS IN DALLAS, TEXAS. THE COSTS AND EXPENSES OF MEDIATION, INCLUDING COMPENSATION AND EXPENSES OF THE MEDIATOR, SHALL BE BORNE BY THE PARTIES EQUALLY. IF THE PARTIES ARE UNABLE TO RESOLVE THE CLAIM, CONTROVERSY OR DISPUTE 90 DAYS AFTER THE MEDIATOR HAS BEEN APPOINTED, THEN EITHER PARTY MAY SUBMIT SUCH CLAIM, CONTROVERSY OR DISPUTE TO A COURT IN ACCORDANCE WITH SECTION 14.C. BELOW NOTWITHSTANDING THE FOREGOING, EITHER PARTY MAY BRING AN ACTION (1) FOR MONEYS OWED, (2) FOR INJUNCTIVE RELIEF, OR (3) INVOLVING THE POSSESSION OR DISPOSITION OF, OR OTHER RELIEF RELATING TO, REAL PROPERTY IN A COURT HAVING JURISDICTION AND IN ACCORDANCE B SECTION 14.C. BELOW, WITHOUT SUBMITTING SUCH ACTION TO MEDIATION.

C. WITH RESPECT TO ANY CLAIMS, CONTROVERSIES OR DISPUTES WHICH ARE NOT FINALLY RESOLVED THROUGH MEDIATION, YOU HEREBY IRREVOCABLY SUBMIT YOURSELF TO THE NONEXCLUSIVE JURISDICTION OF THE STATE COURTS OF DALLAS COUNTY, TEXAS AND THE FEDERAL DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS, DALLAS DIVISION. YOU HEREBY IRREVOCABLY AGREE THAT SERVICE OF PROCESS MAY BE MADE UPON YOU IN ANY EACH PROCEEDING RELATING TO OR ARISING OUT OF THIS AGREEMENT OR THE RELATIONSHIP CREATED BY THIS AGREEMENT BY ANY MEANS ALLOWED BY TEXAS OR FEDERAL LAW. VENUE FOR ANY SUCH LEGAL PROCEEDING SHALL BE DALLAS COUNTY, TEXAS; PROVIDED, HOWEVER WITH RESPECT TO ANY ACTION (1) FOR MONEYS OWED, (2) FOR INJUNCTIVE OR OTHER EXTRAORDINARY RELIEF OR (3) INVOLVING POSSESSION OR DISPOSITION OF; OR OFFER RELIEF RELATING TO, REAL PROPERTY, AIRSOPURE MAY BRING SUCH ACTION IN ANY STATE OR FEDERAL DISTRICT COURT WHICH HAS JURISDICTION. YOU HEREBY WAIVE ALL QUESTIONS OF PERSONAL JURISDICTION FOR TITLE PURPOSE OF CARRYING OUT THIS PROVISION. WITH RESPECT TO ALL CLAIMS, CONTROVERSIES, DISPUTES OR ACTIONS, THIS AGREEMENT SHALL BE INTERPRETED AND CONSTRUED UNDER TEXAS LAW (EXCEPT FOR TEXAS CHOICE OF LAW RULES).

D. YOU AND AIRSOPURE ACKNOWLEDGE THAT THE PARTIES' AGREEMENT REGARDING APPLICABLE STATE LAW AND FORUM SET FORTH IN SECTION 14.C. ABOVE PROVIDE EACH OF THE PARTIES WITH THE MUTUAL BENEFIT OF UNIFORM INTERPRETATION OF THIS AGREEMENT AND ANY DISPUTE ARISING OUT OF THIS AGREEMENT OR THE PARTIES' RELATIONSHIP CREATED BY THIS AGREEMENT, EACH OF YOU AND AIRSOPURE FURTHER ACKNOWLEDGE THE RECEIPT AND SUFFICIENCY OF MUTUAL CONSIDERATION FOR SUCH BENEFIT.

E. YOU AND AIRSOPURE ACKNOWLEDGE THAT THE EXECUTION OF THIS AGREEMENT OCCURRED IN DALLAS, TEXAS AND FURTHER ACKNOWLEDGE THAT THE PERFORMANCE OF CERTAIN OBLIGATIONS OF YOU ARISING UNDER THIS AGREEMENT SHALL OCCUR IN DALLAS, TEXAS.

15. ACKNOWLEDGMENTS

A. You acknowledge that You have conducted an independent investigation of the business venture contemplated by this Agreement and recognize that the success of this business venture involves substantial business risks and will largely depend upon the Your ability. Airsopure expressly disclaims making and You acknowledge that it has not received or relied on, any warranty or guarantee, express or implied, as to the potential volume, profits or success of the business venture contemplated by this Agreement.

B. You acknowledge that You have received, read and understand this Agreement and the related Attachments and agreements and that Airsopure has accorded You sufficient time and opportunity to consult with advisors selected by

You about the potential benefits and risks of entering into this Agreement.

C. You acknowledge that You received a complete copy of this Agreement and all related Attachments and agreements at least 5 business days prior to the date on which this Agreement was executed.

D. You acknowledge that You have received the disclosure document required by the Trade Regulation Rule of the Federal Trade Commission entitled "Disclosure Requirements and Prohibitions Concerning Franchising and Business Opportunity Ventures" at least 10 business days prior to the date on which this Agreement was executed.

IN WITNESS WHEREOF, the Parties hereto have duly executed and delivered this Agreement on the day and year first above written.

AIRSOPURE:

AIRSOPURE FRANCHISE GROUP, INC.,

a Nevada corporation

-------------------------------------------------------------
         (SIGNATURE OF AUTHORIZED OFFICER, TITLE)

-------------------------------------------------------------
             (PRINT NAME OF AUTHORIZED OFFICER)

WITNESS:
        -------------------------

YOU:

-------------------------------------------------------------
  (CORPORATION, COMPANY OR PARTNERSHIP NAME, IF APPLICABLE)

-------------------------------------------------------------
  (SIGNATURE OF INDIVIDUAL, AUTHORIZED OFFICER OR PARTNER)

-------------------------------------------------------------
                       (PRINT NAME)

WITNESS:
        ------------------------

-------------------------------------------------------------
  (SIGNATURE OF INDIVIDUAL, AUTHORIZED OFFICER OR PARTNER)

-------------------------------------------------------------
                      (PRINT NAME)

WITNESS:
        -----------------------

-------------------------------------------------------------
  (SIGNATURE OF INDIVIDUAL, AUTHORIZED OFFICER OR PARTNER)

-------------------------------------------------------------
                         (PRINT NAME)

WITNESS:
        -----------------------

                             DEVELOPER'S PRINCIPALS

Each of the undersigned acknowledges and agrees as follows:

1. Each has read the terms and conditions of this Development Agreement and acknowledges that the execution of this guaranty and the undertakings of the Your Principals in the Development Agreement are in partial consideration for the granting of the development rights in the Development Agreement, and that Airsopure would not have granted such rights without the execution of this guaranty and these undertakings by each of the undersigned;

2. Each is included in the term "Your Principals" as described in Section 13.E. of the Development Agreement;

3. Each individually, jointly and severally makes all of the covenants, representations, warranties and agreements of Your Principals set forth in the Development Agreement and is obligated to perform thereunder; and

4. Each individually, jointly and severally unconditionally and irrevocably guarantees to Airsopure that all of Your obligations under this Agreement will be punctually paid and performed. Upon default by You or upon notice from Airsopure, each will immediately make each payment and perform each obligation required of You under this Agreement. Without affecting the obligations of any of Your Principals under this guaranty, Airsopure may, without notice to Your Principals, waive, renew, extend, modify, amend or release any indebtedness or obligation of You or settle, adjust or compromise any claims that Airsopure may have against You. Each of Your Principals waives all demands and notices of every kind with respect to the enforcement of this guaranty, including, without limitation, notice of presentment, demand for payment or performance by You, any default by You or any guarantor and any release of any guarantor or other security for this Agreement or the obligations of You. Airsopure may pursue its rights against any of Your Principals without first exhausting its remedies against You and without joining any other guarantor hereto and no delay on the part of Airsopure in the exercise of any right or remedy shall operate as a waiver of such right or remedy, and no single or partial exercise by Airsopure of any right or remedy shall preclude the further exercise of such right or remedy. Upon receipt by Airsopure of notice of the death of any of Your Principals, the estate of the deceased will be bound by the foregoing guaranty, but only for defaults and obligations under this Agreement existing at the time of death, and in such event, the obligations of the remaining Your Principals shall continue in full force and effect.

Additionally, with respect to the individual designated as Operating Principal, Operating Principal acknowledges that the undertakings by Operating Principal under this Agreement are made and given in partial consideration of, and as a condition to, Airsopure grant of rights to develop Centers as described herein; Operating Principal individually, jointly and severally makes all of the covenants, representations and agreements of You and Operating Principal set forth in this Agreement and is obligated to perform hereunder.

DEVELOPER'S PRINCIPALS:

-------------------------------------------------------------
  (CORPORATION, COMPANY OR PARTNERSHIP NAME, IF APPLICABLE)

-------------------------------------------------------------
  (SIGNATURE OF INDIVIDUAL, AUTHORIZED OFFICER OR PARTNER)

-------------------------------------------------------------
                      (PRINT NAME)

WITNESS:
         -----------------------

-------------------------------------------------------------
  (SIGNATURE OF INDIVIDUAL, AUTHORIZED OFFICER OR PARTNER)

-------------------------------------------------------------
                      (PRINT NAME)

WITNESS:
        ------------------------

* Denotes individual who is Your Operating Principal


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